Exhibit 23(b)


                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-65772) and related Prospectus of Halliburton Company of our report dated 15 February 1996, with respect to the financial statements of European Marine Contractors Limited included in the Annual Report (Form 10-K) of
Halliburton Company for the year ended 31 December 1995 filed with the Securities and Exchange Commission and incorporated by reference in the Annual Report (Form 10-K) of Halliburton Company for the year ended 31 December 1996.

Ernst & Young
London, England
21 March 1997